T H E A M E R I C A N I N S T I T U T E OF A R C H I T E C T S

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                                AIA Document B141
                       Standard Form of Agreement Between
                               Owner and Architect

                                  1987 EDITION

      THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES, CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.
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AGREEMENT made as of the 15th day of August in the year of Nineteen Hundred and ninety seven BETWEEN the owner:

        (Name and address)

        Steele Holdings, Inc.
        17521 Crawley Rd., Odessa, Florida 33556

and the Architect:

        (Name and address)

        Oliveri Architects,
        32845 US Highway 19, Suite 200, Palm Harbor, Florida 34684

For the following Project:

    (include detailed description of Project, location, address and scope.)

The design of a new free standing, one-story car wash which includes a one hundred foot (100') long wash tunnel, two bay oil change facility, three bay vacuum stations, three bay detail stations and support retail area with office, waiting and toilet facilities. This new facility is to be located on U.S. 19 in Palm Harbor, Florida.

The Owner and Architect agree as set forth below.
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        Copyright 1917,  1926,  1948,  1951, 1953, 1958, 1961, 1963, 1966, 1967,
        1970, 1974, 1977, (c)1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

         TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT


                                    ARTICLE 1
                          ARCHITECT'S RESPONSIBILITIES

1.1     ARCHITECT'S SERVICES

1.1.1 The Architect's services consist of those services performed by the Architect, Architect's employees and Architect's consultants as enumerated in Articles 2 and 3 of this Agreement and any other services included in Article 12.

1.1.2 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. Upon request of the Owner, the Architect shall submit for the Owner's approval a schedule for the performance of the Architect's services which may be adjusted as the Project proceeds, and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

1.1.3 The services covered by this Agreement are subject to the time limitations contained in Subparagraph 11.5.1

                                    ARTICLE 2
                       SCOPE OF ARCHITECT'S BASIC SERVICES

2.1     DEFINITION

2.1.1 The  Architect's  Basic Services  consist of those described in Paragraphs
2.2 through 2.6 and any other services identified in Article 12 as part of Basic Services, and include normal structural, mechanical and electrical engineering services.

2.2     SCHEMATIC DESIGN PHASE

2.2.1 The Architect shall review the program furnished by the Owner to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner.

2.2.2 The Architect shall provide a preliminary evaluation of the Owner's program, schedule and construction budget requirements, each in terms of the other, subject to the limitations set forth in Subparagraph 5.2.1.

2.2.3 The Architect shall review with the Owner alternative approaches to design and construction of the Project.

2.2.4 Based on the mutually agreed-upon program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design Documents consisting of drawings and other documents illustrating the scale and relationship of Project components.

2.2.5 The Architect shall submit to the Owner a preliminary estimate of Construction Cost based on current area, volume or other unit costs.

2.3     DESIGN DEVELOPMENT PHASE

2.3.1 Based on the approved Schematic Design Documents and any adjustments authorized by the Owner in the program, schedule or construction budget, the Architect shall prepare, for approval by the Owner, Design Development Documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate.

2.3.2 The Architect shall advise the Owner of any adjustments to the preliminary estimate of Construction Cost.

2.4      CONSTRUCTION DOCUMENTS PHASE

2.4.1 Based on the approved Design Development Documents and any further adjustments in the scope or quality of the Project or in the construction budget authorized by the owner, the Architect shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project.

2.4.2 The Architect shall assist the Owner in the preparation of the necessary bidding information, bidding forms, the Conditions of the Contract, and the form of Agreement between the Owner and Contractor.

2.4.3 The Architect shall advise the Owner of any adjustments to previous preliminary estimates of Construction Cost indicated by changes in requirements or general market conditions.

2.4.4 The Architect shall assist the Owner in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.5     BIDDING OR NEGOTIATION PHASE

2.5.1 The Architect, following the Owner's approval of the Construction Documents and of the latest preliminary estimate of Construction Cost, shall assist the Owner in obtaining bids or negotiated proposals and assist in awarding and preparing contracts for construction.

2.6     CONSTRUCTION PHASE ADMINISTRATION OF THE CONSTRUCTION CONTRACT

2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for Construction and terminates at the earlier of the issuance to the Owner of the final Certificate for Payment or 60 days after the date of Substantial Completion of the Work.

2.6.2 The Architect shall provide administration of the Contract for Construction as set forth below and in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement, unless otherwise provided in this Agreement.

2.6.3 Duties, responsibilities and limitations of authority of the Architect shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractor, which consent shall not be unreasonably withheld.

2.6.4 The Architect shall be a representative of and shall advise and consult with the Owner (1) during construction until final payment to the Contractor is due, and (2) as an Additional Service at the Owner's direction from time to time during the correction period described in the Contract for Construction. The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written instrument.

2.6.5 The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Owner and Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the Work is being performed in a manner indicating that the Work when completed will be in accordance with the Contract Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and shall endeavor to guard the Owner against defects and deficiencies in the Work.

2.6.6 The Architect shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility under the Contract for Construction. The Architect shall not be responsible for the contractor's schedules or failure to carry out the Work in accordance with the Contract Documents. The Architect shall not have control over or charge of acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

2.6.7 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.6.8 Except as may otherwise be provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall communicate through the Architect. Communication by and with the Architect's consultants shall be through the Architect.

2.6.9 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect shall review and certify the amounts due the Contractor.

2.6.10 The Architect's certification for payment shall constitute a representation to the Owner, based on the Architect's observations at the site as provided in Subparagraph 2.6.5 and on the data comprising the Contractor's Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent test and inspection, to minor deviation from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment shall further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and materiel suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

2.6.11 The Architect shall have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees or other persons performing portions of the Work.

2.6.12 The Architect shall review and approve or take other appropriate action upon Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action shall be taken with such reasonable promptness as to cause no delay in the Work or in the construction of the Owner or of separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities or for substantiating instructions for installation or performance of equipment or systems designed by the Contractor, all of which remain the responsibility of the Contractor to the extent required by the contract Documents The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of construction means, methods, techniques, sequences or procedure. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. When professional certification of performance characteristics of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon such certification to establish that the materials, systems or equipment will meet the performance criteria required by the Contract Documents.

2.6.13 The Architect shall prepare Change Orders and Construction Change Directives, with supporting documentation and data necessary by the Architect as provided in Subparagraphs 3.1.1 and 3.3.3, for the Owner's approval and execution in accordance with the Contract Documents, and may authorize minor changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time which are not inconsistent with the intent of the Contract Documents.

2.6.14 The Architect shall conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, shall receive and forward to the Owner and the Owner's review and records written warranties and related documents required by the Contract Documents and assembled by the Contractor, and shall issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents

2.6.15 The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under the requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests shall be made with reasonable promptness and within any time limits agreed upon.

2.6.16 Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful performance by both Owner and Contractor, shall not show partiality to either, and shall not be liable for results of interpretations or decisions so rendered in good faith.

2.6.17 The Architect's decisions on matters relating to aesthetic effect shall be final if consistent with the intent expressed in the Contract Documents.

2.6.18 The Architect shall render written decisions within a reasonable time on all claims, disputes or other matters in question between the Owner and Contractor relating to the execution or progress of the Work as provided in the Contract Documents.

2.6.19 The Architect's decisions on claims, disputes or other matters, including those in question between the Owner and Contractor, except for those relating to aesthetic effect as provided in Subparagraph 2.6.17, shall be subject to arbitration as provided in this Agreement and in the Contract Documents.


                                    ARTICLE 3
                               ADDITIONAL SERVICES

3.1        GENERAL

3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 12, and they shall be paid for by the Owner as provided in this Agreement, in addition to the compensation for Basic Services. The services described under Paragraphs 3.2 and 3.4 shall only be provided if authorized or confirmed in writing by the Owner. If services described under Contingent Additional Services in Paragraph 3.3 are required due to circumstances beyond the Architect's control, the Architect shall notify the Owner prior to commencing such services. If the Owner deems that such services described under Paragraph 3,3 are not required, the Owner shall give prompt written notice to the Architect. If the Owner indicates in writing that all or part of such Contingent Additional Services are not required, the Architect shall have no obligation to provide those services.

3.2     PROJECT REPRESENTATION BEYOND BASIC SERVICES

3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 is required, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities.

3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as agreed by the Owner and Architect. The duties, responsibilities and limitations of authority of Project Representatives shall be as described in the edition of AIA Document B352 current as of the date of this Agreement, unless otherwise agreed.

3.2.3 Through the observations by such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described elsewhere in this Agreement.

3.3     CONTINGENT ADDITIONAL SERVICES

3.3.1 Making revisions in Drawings, Specifications or other documents when such revisions are:

      .1 inconsistent with approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner's program or Project budget;

      .2 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

      .3 due to changes required as a result of the Owner's failure to render decisions in a timely manner.

3.3.2 Providing services required because of significant changes in the Project including, but not limited to, size, quality, complexity, the Owner's schedule, or the method of bidding or negotiating and contracting for construction, except for services required under Subparagraph 5.2.5.

3.3.3 Preparing Drawings, Specifications and other documentation and supporting data, evaluating Contractor's proposals, and providing other services in connection with Change Orders and Construction Change Directives.

3.3.4 Providing services in connection with evaluating substitutions proposed by the Contractor and making subsequent revisions to Drawings, Specifications and other documentation resulting therefrom.

3.3.5 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.3.6 Providing services made necessary by the default of the Contractor, by major defects or deficiencies in the Work of the Contractor, or by failure of performance of either the Owner or Contractor under the Contract for Construction.

3.3.7 Providing services in evaluating an extensive number of claims submitted by the Contractor or others in connection with the work.

3.3.8 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding except where the Architect is party thereto.

3.3.9 Preparing documents for alternate, separate or sequential bids or providing services in connection with bidding, negotiation or construction prior to the completion of the Construction Documents Phase.

3.4     OPTIONAL ADDITIONAL SERVICES

3.4.1 Providing analyses of the Owner's needs and programming the requirements of the Project.

3.4.2 Providing financial feasibility or other special studies.

3.4.3 Providing planning surveys, site evaluations or comparative studies of prospective sites.

3.4.4 Providing special surveys, environmental studies and submission required for approvals of governmental authorities or others having jurisdiction over the Project.

3.4.5 Providing services relative to future facilities, systems and equipment.

3.4.6 Providing services to investigate existing conditions or facilities or to make measured drawings thereof.

3.4.7 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

3.4.8 Providing coordination of construction performed by separate contractors or by the Owner's own forces and coordination of services required in connection with construction performed and equipment supplied by the Owner.

3.4.9 Providing services in connection with the work of a construction manager or separate consultants retained by the Owner.

3.4.10 Providing detailed estimates of Construction Cost.

3.4.11 Providing detailed quantity surveys or inventories of material , equipment and labor.

3.4.12 Providing analysis of owning and operating costs.

3.4.13 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings and related equipment.

3.4.14 Providing services for planning tenant or rental spaces.

3.4.15  Making  investigations,   inventories  of  materials  or  equipment,  or
valuations and detailed appraisals of existing facilities.

3.4.16 Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data furnished by the Contractor to the Architect.

3.4.17 Providing assistance in the utilization of equipment or systems such as testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

3.4.18 Providing services after issuance to the Owner of the final Certificate for Payment, or in the absence of a final Certificate for Payment, more than 60 days after the date of Substantial Completion of the Work.

3.4.19  Providing   services  of  consultants  for  other  than   architectural,
structural, mechanical and electrical engineering portions of the project provided as a part of Basic Services.

3.4.20 Providing any other services not otherwise included in this Agreement or not customarily furnished in accordance with generally accepted architectural practice.

                                    ARTICLE 4
                             OWNER'S RESPONSIBILITIES

4.1 Owner shall provide full information regarding requirements for the Project, including a program which shall set forth the Owner's objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems and site requirements.

4.2 The Owner shall establish and update an overall budget for the Project, including the Construction Cost, the Owner's other costs and reasonable contingencies related to all of these costs.

4.3 If requested by the Architect, the Owner shall furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreements.

4.4 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

4.5 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a project benchmark.

4.6 The Owner shall furnish the services of geotechnical engineers when such services are requested by the Architect. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity test, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

4.6.1 The Owner shall furnish the services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Architect.

4.7 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental test, inspections and reports required by law or the Contract Documents.

4.8 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including auditing services the owner may require to verify the Contractor's Applications for Payment or to ascertain how or for what purposes the Contractor has used the money paid by or on behalf of the Owner.

4.9 The services, information, surveys and reports required by Paragraphs 4.5 through 4.8 shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof.

4.10 Prompt written notice shall be given by the Owner to the Architect if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.11 The proposed language of certificates of certifications requested of the Architect or Architect's consultants shall be submitted to the Architect for review and approval at least 14 days prior to execution. The Owner shall not request certifications that would require knowledge or services beyond the scope of this Agreement.

                                    ARTICLE 5
                                CONSTRUCTION COST

5.1     DEFINITION

5.1.1 The Construction Cost shall be the total cost or estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractor's overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction.

5.1.3 Construction Cost does not include the compensation of the Architect and Architect's consultants, the costs of the land, rights-of-way, financing or other costs which are the responsibility of the Owner as provided in Article 4.

5.2     RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 Evaluations of the Owner's Project budget, preliminary estimates of Construction Cost and detailed estimates of Construction Cost, if any, prepared by the Architect, represent the Architect's best judgment as a design professional familiar with the construction industry. It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from the Owner's Project budget or from any estimate of Construction Cost or evaluation prepared or agreed to by the Architect.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement by the furnishing, proposal or establishment of a Project budget, unless such fixed limit has been agreed upon in writing and signed by the parties hereto. If such a fixed limit has been established, the Architect shall be permitted to include contingencies for design, bidding and price escalation, to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents, to make reasonable adjustments in the scope of the Project and to include in the Contract Documents alternate bids to adjust the Construction Cost to the fixed limit. Fixed limits, if any, shall be increased in the amount of an increase in the Contract Sum occurring after execution of the Contract for Construction.

5.2.3 If the Bidding or Negotiation Phase has not commenced within 90 days after the Architect submits the Construction Documents to the Owner, any Project budget or fixed limit of Construction Cost shall be adjusted to reflect changes in the general level of prices in the construction industry between the date of submission of the Construction Documents to the Owner and the date on which proposals are sought.

5.2.4  If  a  fixed  limit  of  Construction   Cost  (adjusted  as  provided  in
Subparagraph 5.2.3) is exceeded by the lowest bona fide bid or negotiated proposal, the Owner shall:

       .1 give written approval of an increase in such fixed limit;

       .2 authorize rebidding or renegotiating of the Project within a reasonable time;

       .3 if the Project is abandoned, terminate in accordance with Paragraph 8.3; or

       .4 cooperate in revising the Project scope and quality as required to reduce the Construction Cost.

5.2.5 If the Owner chooses to proceed under Clause 5.2.4.4, the Architect, without additional charge, shall modify the Contract Documents as necessary to comply with the fixed limit, if established as a condition of this Agreement. The modification of Contract Documents shall be the limit of the Architect's responsibility arising out of the establishment of a fixed limit. The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not the Construction Phase is commenced.

                                    ARTICLE 6
                          USE OF ARCHITECT'S DRAWINGS,
                       SPECIFICATIONS AND OTHER DOCUMENTS

6.1 The Drawings, Specifications and other documents prepared by the Architect for this Project are instruments of the Architect's service for use solely with respect to this Project and, unless otherwise provided, the Architect shall be deemed the author of these documents and shall retain all common law, statutory and other reserved rights, including the copyright, The Owner shall be permitted to retain copies, including reproducible copies, of the Architect's Drawings, Specifications and other documents for information and reference in connection with the Owner's use and occupancy of the Project. The Architect's Drawings, Specifications or other documents shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, unless the Architect is adjudged to be in default under this Agreement, except by agreement in writing and with appropriate compensation to the Architect.

6.2 Submission or distribution of documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Architect's reserved rights.

                                    ARTICLE 7
                                   ARBITRATION

7.1 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

7.2 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

7.3 No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the Owner, Architect, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

7.4 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                    ARTICLE 8
                           TERMINATION, SUSPENSION OR
                                   ABANDONMENT

8.1 This Agreement may be terminated by either party upon not less than seven day's written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect's compensation shall be equitable adjusted to provide for expenses incurred in the interruption and resumption of the Architect's services.

8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect in the event that the Project is permanently abandoned. If the Project is abandoned by the Owner for more than 90 consecutive days, the Architect may terminate this Agreement by giving written notice.

8.4 Failure of the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

8.5 If the Owner fails to make payment when due the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 8.7.

8.7 Termination Expenses are in addition to compensation for Basic and Additional Services, and include expenses which are directly attributable to termination. Termination Expenses shall be computed as a percentage of the total compensation for Basic Services and Additional Services earned to the time of termination, as follows:

       .1 Twenty percent of the total compensation for Basic and Additional Services earned to date if termination occurs before or during the predesign, site analysis, or Schematic Design Phases; or

       .2 Ten percent o the total compensation for Basic and Additional Services earned to date if termination occurs during the Design Development Phase; or

       .3 Five percent of the total compensation for Basic and Additional Services earned to date if termination occurs during any subsequent phase.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1 Unless otherwise provided, this Agreement shall be governed by the law of the principal place of business of the Architect.


9.2 Terms in this Agreement shall have the same meaning as those in AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement.

9.3 Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and that applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion.

9.4 The Owner and Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, but only to the extent covered by property insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner and Architect each shall require similar waivers from their contractors, consultants and agents.

9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the parties, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement without the written consent of the other.

9.6 This Agreement represents the entire and integrated agreement between the Owner and Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only be written instrument signed by both Owner and Architect.

9.7 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

9.8 Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos products, polychlorinated bihenyl (PCB) or other toxic substances.

9.9 The Architect shall have the right to include representation of the design of the Project, including photographs of the exterior and interior, among the Architect's promotional and professional materials. The Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of

                                   ARTICLE 10
                            PAYMENTS TO THE ARCHITECT

10.1       DIRECT PERSONNEL EXPENSE

10.1.1 Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

10.2 REIMBURSABLE EXPENSES

102.1 Reimbursable Expenses are in addition to compensation for Basic and Additional Services and include expenses incurred by the Architect and Architect's employees and consultants in the interest of the Project, as identified in the following Clauses.

10.2.1.1 Expense of transportation in connection with the Project; expenses in connection with authorized out-of-town travel; long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

10.2.1.2   Expense  of   reproductions,   postage  and   handling  of  Drawings,
Specifications and other documents.

10.2.1.3 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rates.

10.2-1.4 Expense of renderings, models and mock-ups requested by the Owner.

10.2.1.5  Expense  of  additional   insurance  coverage  or  limits,   including
professional liability insurance, requested by the Owner in excess of that normally carried by the Architect and Architect's consultants.

10.2.1.6 Expense of computer-aided design and drafting equipment time when used in connection with the Project.

10.3     PAYMENTS ON ACCOUNT OF BASIC SERVICES

  10.3.1 An initial payment as set forth in Paragraph 11.1 is the minimum payment under this Agreement.

10.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable, shall be in proportion to services performed within each phase of service, on the basis set forth in Subparagraph 11.2.2.

10.3.3 If and to the extent that the time initially  established in Subparagraph
11.5.1 of this agreement is exceeded or extended through no fault of the Architect, compensation for any services rendered during the additional period of time shall be computed in the mariner set forth in Subparagraph 11..3.2.

10.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent services are performed on those portions, in accordance with the schedule set forth in Subparagraph 11.2.2, based on (1) the lowest bona fide bid or negotiated proposal, or (2) if no such bid or proposal is received, the most recent preliminary estimate of Construction Cost or detailed estimate of Construction Cost for such portions of the Project.

10.4     PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES

10.4.1 Payments on account of the Architect's Additional Services and for Reimbursable Expenses shall be made monthly upon presentation of the Architect's statement of services rendered or expenses incurred.

10.5     PAYMENTS WITHHELD

10.5.1 No deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect has been found to be liable.

10.6     ARCHITECT'S ACCOUNTING RECORDS

10.6.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.


                                   ARTICLE 11
                              BASIS OF COMPENSATION

The Owner shall compensate the Architect as follows:

11.1 AN INITIAL PAYMENT of Two Thousand Dollars($ 2,000.00) shall be made upon execution of this Agreement and credited to the Owner's account at final payment.

11.2     BASIC COMPENSATION

11.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as part of Basic Services, Basic Compensation shall be computed as follows:

(insert  basis  of  compensation,   including   stipulated  sums,  multiples  or
percentages, and identify phases to which particular methods, of compensation apply, if necessary.)

SEE ATTACHED

11.5.3 The rates and multiples set forth for Additional Services shall be annually adjusted in accordance with normal salary review practices of the Architect.

                                   ARTICLE 12
                          OTHER CONDITIONS OR SERVICES

(Insert options of other services, identify Additional Services included within Basic Compensation and modification to the payment and compensation terms included in this Agreement

SEE ATTACHED

This Agreement entered into as of the day and year first written above.

OWNER                                          ARCHITECT

________/s/ Rachel Steele_______               _____/s/ Joseph L. Oliveri_______
Rachel Steele as President of                 Joseph L. Oliveri, A1A, President
Steele Holdings, Inc.
(Printed name and title)                      (Printed name and title)

CAUTION: You should sign an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced.

ATTACHMENT


11.2.1 Fifteen Thousand Five Hundred Dollars ($15,500.00).

11.2.2 Payment Schedule shall be as follows:

                 Initial Payment                                      $ 2,000.00
                 Schematic Design - 100% complete                     $ 2,000.00
                 Design Development - 1000/o complete                 $ 2,000.00
                 Contract Documents - 1000/o complete                 $ 8,000.00
                 Construction Administration - 100% complete          $ 1,500.00
                                                                        --------

                 Total                                                $15,500.00

11.3.1 Stipulations beyond what is agreed upon herein, or any changes after initial written approval of each phase of work will be considered "Additional Services" and will be charged at the following rates:

Principal Architect                         $90.00 per hour
Principle Engineer                          $90.00 per hour
Project Architect                           $75.00 per hour
Architectural Assistant                     $48.00 per hour
Administrative Assistant                    $35.00 per hour

11.3.2
Principal Architect                         $ 90.00 per hour
Principal Engineer                          $ 90.00 per hour
Project Architect                           $ 75.00 per hour
Architectural Assistant                     $ 48.00 per hour
Administrative Assistant                    $ 35.00 per hour

                                   ARTICLE 12
                          OTHER CONDITIONS OR SERVICES

12.1.1 This fee does not include "Reimbursable Expenses" which are in addition to the compensation for basic and additional services. Reimbursable items shall include blueline printing, CAD plots, express mailing, long distance telephone charges, etc. and shall be billed at the following rates:

                  Blueline printing (in house)                $1.50 per sheet
                  Blueline printing (via printer)             Actual Cost + 15%
                  Cad Plots (in house)                        $2.50 per sheet
                  Cad Plots (via printer)                     Actual Cost  + 15%
                  Photo Copy                                  .25 per copy
                  Express Mailing                             Actual Cost + 15%
                  Long Distance Telephone                     Actual Cost
                  Mileage                                     .33 per mile

12.1.2 This Agreement specifically excludes, as part of Basic Services, any work related to special systems for the facility and coordination thereof. The Owner shall furnish to the Architect, all drawings and specifications for all Owner supplied equipment. The Architect shall provide adequate spare and normal services (i.e. power, water) for the Owner supplied equipment. It also excludes any services related to the ascertaining of variances, civil and site design, landscape and irrigation design, security and communications system design and building and site signage design.

12.1.3 The design and construction on document review meetings will be held at the office of the Architect.

12.1.4 The Owner shall furnish the services of a Soils Engineer. Such services shall include test borings and test pits, with report and appropriate professional recommendations as to the soil bearing capacities for footing/foundation design and water table levels.

12.1.5 The Architect's total liability for any loss, claim, or damage arising out of this Agreement shall be limited to the amount stated in this Agreement as compensation for the Architect's basic services. In no event shall the Architect be liable for damages, for loss of profits, loss of use, loss of revenue, or any other special, indirect or consequential damages of any kind.